As Filed with the Securities and Exchange Commission on December 7, 2004
                             Registration No.: 333-

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ABC Funding, Inc.

                 (Name of Small Business Issuer in its Charter)

           Nevada                         6162-03               56-2458730
-------------------------------  ------------------------  ---------------------
(State or other jurisdiction of  Primary Industrial Class   (I.R.S. Employer
 incorporation or organization)        Code No.              Identification No.)


                               9160 South 300 West
                                Sandy, Utah 84070
                                  801-601-2138
          (Address and telephone number of principal executive offices)

                                  Harold Barson
                                ABC Funding, Inc.
                               9160 South 300 West
                                Sandy, Utah 84070
                                  801-601-2138

            (Name, address and telephone number of agent for service)

                                 WITH A COPY TO



                               Gary B. Wolff, P.C.
                          805 Third Avenue, 21st Floor
                            New York, New York 10022
                                  212-644-6446

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE



  Title of Each Class Of                              Proposed Maximum        Proposed Maximum           Amount of
     Securities To Be            Amount To Be          Offering Price        Aggregate Offering        Registration
        Registered                Registered             Per Unit 1               Price 1                   Fee
---------------------------    ------------------    ------------------    -------------------------    --------------
Common stock, $ .001           1,656,000 shares            $.01                    $16,560                  $2.10
Par value per share


------------------
1 Estimated solely for the purpose of computing the amount of the registration fee and based upon the amount of consideration received by ABC Funding, Inc. pursuant to Rule 457(a) under the Securities Act of '33, as amended. As of the date hereof, there is no established public market for the common stock being registered. Accordingly, and in accordance with Item 505 of Regulation S-B requirements certain factor(s) must be considered and utilized in determining the offering price. All outstanding shares were issued at $.001 per share. Accordingly, in determining the offering price, we selected $.01 per share which is the nearest full cent higher than the price per share paid by stockholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Subject to completion December __ , 2004


                                1,656,000 SHARES

                                ABC FUNDING, INC.

                                  COMMON STOCK

         As of November 30, 2004 we had 10,000,000 shares of our common shares outstanding.

         This is a resale prospectus for the resale of up to 1,656,000 shares of our common stock by the selling stockholders listed herein. We will not receive any proceeds from the sale of the shares.

         Our common stock is not traded on any market.

         Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

         INVESTING IN OUR COMMON STOCK INVOLVES VERY HIGH RISKS. SEE " RISK FACTORS" BEGINNING ON PAGE 2.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

         The date of this prospectus is December ___, 2004.

                               PROSPECTUS SUMMARY

About ABC Funding, Inc.

         ABC Funding, Inc. was incorporated under the laws of the State of Nevada on May 13, 2004 to succeed ABC Funding, an unincorporated entity controlled and operated by our founder, Harold Barson since 2002. ABC functions as a licensed mortgage broker. We may refer to ourselves in this document as "ABC", "we," or "us." Our principal executive offices are located at 9160 South 300 West, Sandy, Utah 84070, and our telephone number at that address is 801-601-2138.

The Offering

         The shares being offered for resale under this prospectus consist of approximately 17% of the outstanding shares of our common stock held by the selling stockholders identified herein.

Shares of common stock offered by us                   None

Shares of common stock which may be sold by the
  selling stockholders                                 1,656,000

Use of proceeds                                        We will not receive any
                                                       proceeds from the resale
                                                       of shares offered by the
                                                       selling stockholders
                                                       hereby, all of which
                                                       proceeds will be paid to
                                                       the selling stockholders.

Risk factors                                           The purchase of our
                                                       common stock involves a
                                                       high degree of risk. You
                                                       should carefully review
                                                       and consider " Risk
                                                       Factors."

Trading Market                                         None

         Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

                                  RISK FACTORS

         You should be aware that there are various risks to an investment in our common stock, including those described below. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

         If any of the following risks develop into actual events, then our business, financial condition, results of operations or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

1. ABC IS AN EARLY STAGE COMPANY WITH A LIMITED OPERATING HISTORY AND, THEREFORE, NO MEANS EXIST TO EVALUATE FUTURE PERFORMANCE.

     o We have been in operation for a relatively short period of time and have almost no assets. Therefore, we have insufficient operating history upon which an evaluation of our future performance and prospects can be made. ABC's future prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business. An investor in ABC's common stock must consider the risks and difficulties frequently encountered by early stage companies operating in new and competitive markets.

         ABC cannot be certain that our business strategy will be successful or that we will ever be able to significantly increase revenue generating activities. Furthermore, we believe that it is probable that we will incur operating losses and negative cash flow for the foreseeable future.

2. ABC MAY NEED FINANCING WHICH MAY NOT BE AVAILABLE. ABSENT FINANCIAL RESOURCES, WE WILL BE UNABLE TO UNDERTAKE PROGRAMS DESIGNED TO EXPAND OUR BUSINESS.

         ABC has not established a source of equity or debt financing. ABC may require financing to implement its strategic plan. There can be no assurance that financing will be available or found. If ABC is unable to obtain financing, we may not be able to undertake marketing activities or programs designed to increase and expand our business.

         If we are unable to obtain financing or if the financing we do obtain is insufficient to cover any operating losses we may incur, we may be required to substantially curtail or terminate our operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. To date, no ABC officer, director, affiliate or associate has had any preliminary contact or discussions with, nor are there any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction referred to herein or otherwise.

3. SHAREHOLDERS MAY BE DILUTED SIGNIFICANTLY THROUGH OUR EFFORTS TO OBTAIN FINANCING AND SATISFY OBLIGATIONS THROUGH ISSUANCE OF ADDITIONAL SHARES OF ABC COMMON STOCK.

         We have no committed source of financing. Wherever possible, we will attempt to use noncash consideration to satisfy obligations. In many instances, we believe that the noncash consideration will consist of shares of our stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (24,000,000) but un-issued (14,000,000) shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management's ability to maintain control of ABC.

4. DEPENDENCE UPON SOLE OFFICER AND EMPLOYEE, THE LOSS OF WHOSE SERVICES MAY CAUSE OUR BUSINESS OPERATIONS TO CEASE AND NEED FOR ADDITIONAL PERSONNEL.

         Our chief executive officer, Harold Barson, is entirely responsible for the development and execution of our business and currently devotes his full time and best efforts to our day-to-day business operations. He is under no contractual obligation to remain employed by us, although he has no intent to leave. If he should choose to leave us for any reason before we have hired additional personnel, our operations will fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described herein. We will fail without Mr. Barson or an appropriate replacement(s). We intend to acquire key-man life insurance on the life of Mr. Barson naming us as the beneficiary when and if we obtain the resources to do so and Mr. Barson is insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

         Mr. Barson's current intentions are to remain with us regardless of whether he sells all or a substantial portion of his stockholdings in us. He, nevertheless, is offering ten (10%) percent or 916,000 of the 9,160,000 common shares of ABC owned by him in this offering (approximately 9.2% of all outstanding common shares), since otherwise sales by him would be restricted to 1% (or approximately 100,000 shares) of all outstanding ABC shares every three months in accordance with Rule 144. As an officer/control person of ABC, Mr. Barson may not avail himself of the provisions of Rule 144(k) which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that he satisfies a two-year holding period requirement.

5.   POTENTIAL CONFLICTS OF INTEREST

         None of our key personnel (See Business - Employees) is required by contract to commit full time to our affairs and, accordingly, these individuals may have conflicts of interest in allocating time among their various business activities. In the course of their other business activities, certain key personnel may become aware of business opportunities which may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

         Each officer and director is, so long as he is an officer or director subject to the restriction that all opportunities contemplated by our plan of operation that come to his attention, either in the performance of his duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that he is affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies to which the officer or director is affiliated each desire to take advantage of an opportunity, then the applicable officer or director would abstain from negotiating and voting upon the opportunity. However, the officer or director may still take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy in connection with these types of transactions.

6. THE MORTGAGE BROKERAGE MARKETS ARE HIGHLY COMPETITIVE, AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

         We compete with mortgage bankers, state and national banks, thrift institutions and insurance companies as well as other mortgage brokers for loan originations. Many of these organizations have substantially more financial resources and experience in the mortgage origination business and may be better known and have more customers than we do. We may also be at a disadvantage with many of our competitors because we do not have our own financing for the loans that we originate. Instead, we act as a broker for our network of wholesale mortgage lending institutions

7. WE ARE DEPENDENT ON MORTGAGE LENDER RELATIONSHIPS TO APPROVE OUR CLIENTS' LOANS, AND IF WE LOSE THESE RELATIONSHIPS WITHOUT REPLACING THEM, OUR BUSINESS COULD DECLINE AND CAUSE YOUR INVESTMENT TO BECOME WORTHLESS.

         We are currently dependent on ten mortgage lender relationships to fund the mortgage loans that we originate. We function as a broker and do not fund any loans with our own resources. The lenders with whom we deal are under no obligation to continue their relationships with us or make a loan to any potential borrower who we present to them. Our reliance on this group of lenders makes our origination volume more susceptible to changes in the rates, services and products such lenders offer. The loss of our relationship with a portion of these lenders, or the failure of these lenders to offer competitive terms, could have a material adverse impact on our ability to attract borrowers and close loans which could cause the value of your investment to decline or become worthless.

8. IF THERE ARE INTERRUPTIONS OR DELAYS IN OBTAINING APPRAISAL, CREDIT REPORTING, TITLE SEARCHING AND OTHER UNDERWRITING SERVICES FROM THIRD
     PARTIES, WE MAY EXPERIENCE CUSTOMER DISSATISFACTION AND DIFFICULTIES CLOSING LOANS WHICH WOULD AFFECT OUR REVENUE, AND THE VALUE OF YOUR INVESTMENT WOULD DECLINE OR BECOME WORTHLESS.

         We rely on other companies to perform certain aspects of the loan underwriting process, including appraisals, credit reporting and title searches. If the providing of these ancillary services were interrupted or delayed, it could cause delays in processing and closing loans for our customers. The value of the service that we offer and the ultimate success of our business are dependent on our ability to secure the timely delivery of these ancillary services by the third parties with whom we have these relationships. If we are unsuccessful in securing the timely delivery of these ancillary services we will likely experience customer dissatisfaction and our revenues would suffer causing the value of your investment to decline or become worthless.

9.   OUR OPERATIONS ARE DIRECTLY LINKED TO PREVAILING ECONOMIC CONDITIONS.

         Our business is and will continue to be adversely affected by periods of economic slowdown or recession that may be accompanied by decreased demand for consumer credit and declining real estate values. Any material decline in real estate values reduces the ability of borrowers to use home equity to support borrowings by negatively affecting loan-to-value ratios of the home equity collateral. To the extent that loan-to-value ratios of the home equity collateral of prospective borrowers do not meet the underwriting criteria of the lenders with whom we deal, the volume of loans originated could decline. A decline in loan origination volumes would have a material adverse effect on our business, financial condition and results of operations. In addition, changes in the level of consumer confidence, real estate values and prevailing interest rates, each of which tend to be affected by an economic slowdown, could adversely affect the level and amount of consumer borrowing.

10. IF INTEREST RATES RISE OR THE ECONOMY DECLINES, DEMAND FOR MORTGAGES GENERALLY DECLINES WHICH, IN TURN, AFFECTS OUR REVENUE ADVERSELY AND WILL CAUSE YOUR INVESTMENT TO DECLINE IN VALUE.

         The residential mortgage business depends upon the overall levels of sales and refinancing of residential real estate, as well as on mortgage loan interest rates. An increase in interest rates, which is outside our control, could have a material adverse impact on our business. Rising interest rates discourage refinancing activities and generally reduce the number of home sales that occur. If interest rates should rise, our revenue could be adversely affected, and the value of your investment will decline.

11. SOME OF THE MORTGAGE LENDERS WITH WHOM WE BROKER OUR CUSTOMERS' LOANS, COMPETE DIRECTLY WITH US FOR MORTGAGE ORIGINATIONS.

         When we broker a mortgage loan, we find a mortgage institution that has parameters consistent with the attributes of the loans that we are processing. Some of these institutions have retail or wholesale operations that compete directly with us for residential mortgage originations. These institutions generally are much larger and have greater capital resources than we do and the loss of their activity in the loan market could adversely affect us by making it harder for us to find mortgage investors to broker loans for. If that should happen, our revenue could be reduced and the value of your investment could decline or become worthless.

12. OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY.

         Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of ABC. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

         We have been advised that in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

13. THERE CURRENTLY IS NO MARKET FOR OUR SECURITIES, AND THERE CAN BE NO ASSURANCES THAT ANY MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING AND IF QUOTED, IT IS LIKELY TO BE SUBJECT TO SIGNIFICANT PRICE FLUCTUATIONS.

         Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no market whatsoever for our securities. We will seek to have a market maker file an application with the NASD on our behalf to quote the shares of our common stock on the NASD OTC Bulletin Board ("OTCBB"). There can be no assurance as to whether such market maker's application will be accepted or, if accepted, the prices at which our common stock will trade if a trading market develops, of which there can be no assurance. We are not permitted to file such application on our own behalf. If the application is accepted, we cannot predict the extent to which investor interest in ABC will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

         In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of ABC and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

         Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities. See subheading to "Plan of Distribution" entitled "Selling Shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions."

14. OUR BOARD OF DIRECTORS HAS THE AUTHORITY, WITHOUT STOCKHOLDER APPROVAL, TO ISSUE PREFERRED STOCK WITH TERMS THAT MAY NOT BE BENEFICIAL TO COMMON STOCK HOLDERS AND WITH THE ABILITY TO ADVERSELY AFFECT STOCKHOLDER VOTING POWER AND PERPETUATE THE BOARD'S CONTROL OVER ABC.

         Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, par value $ .001 per share.

         The specific terms of the preferred stock have not been determined, including:

     o    designations;

     o    preferences;

     o    conversions rights;

     o    cumulative, relative;

     o    participating; and

     o    optional or other rights, including:

        o        voting rights;

        o        qualifications;

        o        limitations; or

        o        restrictions of the preferred stock

         The board of directors is entitled to authorize the issuance of up to 1,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in its sole discretion, with no further authorization by security holders required for the issuance thereof.

         The issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of ABC or make removal of management more difficult. As a result, the board of directors' ability to issue preferred stock may discourage the potential hostility of an acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in, among other things, terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect any market price of, and the voting and other rights of the holders of the common stock. We presently have no plans to issue any preferred stock.

15. ALL 1,656,000 SHARES OF OUR COMMON STOCK CURRENTLY BEING REGISTERED MAY BE SOLD BY SELLING STOCKHOLDERS SUBSEQUENT TO THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.

         All 1,656,000 shares of our common stock being registered in this offering and being held by 40 shareholders may be sold subsequent to effectiveness of this registration statement either at once and/or over a period of time. These sales may take place because the 1,656,000 shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. See also "Selling Stockholders" and "Plan of Distribution" hereinafter. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

16. THE ABILITY OF OUR PRESIDENT TO CONTROL OUR BUSINESS MAY LIMIT MINORITY SHAREHOLDERS' ABILITY TO INFLUENCE CORPORATE AFFAIRS.

         Upon the completion of this offering, our president will own 82.44% of our outstanding common stock assuming that all shares being registered are sold. Because of his stock ownership, he will be in a position to continue to elect a majority of the board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, mergers with or sales to other companies, selection of officers and directors and all other business decisions. The minority shareholders would have no way of overriding decisions made by the majority shareholder. The level of control may also have an adverse impact on the market value of our shares.

17. IF A MARKET DEVELOPS FOR OUR SHARES, RULE 144 SALES MAY DEPRESS PRICES IN THAT MARKET.

         All of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

         As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who is not an officer, director or control person) after the restricted securities have been held by the owner for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market which may develop in the future involves a high degree of risk.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 1,656,000 of our 10,000,000 currently outstanding 10,000,000 shares for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

                              SELLING STOCKHOLDERS

         All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of November 30, 2004, and as adjusted to give effect to the sale of the shares offered hereunder.


                                                                     *Number And Percentage
                                  ABC Shares                          Of ABC Shares To Be
                                 Owned Before     ABC Shares Being    Owned After Offering     Relationship To ABC or
Selling Security Holders           Offering           Offered               Completed          Affiliates
............................... ................ .................... ......................... ..........................
Harold Barson                        9,160,000              916,000                 8,244,000  President
                                                                                       82.44%
............................... ................ .................... ......................... ..........................
Jeffrey Brown                          100,000                  -0-                   100,000  Director
                                                                                         1.0%
............................... ................ .................... ......................... ..........................
Rachel Butter                            5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Jacqueline Jacobs                        5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Adrian David Van Os                      5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Jill Chapman                             5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Sherrie R. Reynolds                      5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Larry Coates                             5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Jennifer Baich                           5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Jeremy C. Jones                          5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Jonathan L. Jones                        5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Terry Brady                              5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Robert Westenskow                        5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Scott Hansen                             5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Matt White                               5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Scott Rowan                              5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Bruce Jones                              5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Klaus Langheinrich                       5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Donald Gehrig                            5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Kent Pratt                               5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Jolene Jones                             5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
K. Ivan F. Gothner                      90,000               90,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Gary B. Wolff                          100,000              100,000                       -0-  Counsel to the Company
............................... ................ .................... ......................... ..........................
Holly Bottega                           25,000               25,000                       -0-  Assistant to Gary Wolff
............................... ................ .................... ......................... ..........................
R. Bret Jenkins                         90,000               90,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Stephen B. Schneer                       5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Edward A. Heil                          90,000               90,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Kelly Trimble                          185,000              185,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Elizabeth Davison                        5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Jody Walker                              5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Nancy Molesworth                         5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Edward A. Sundberg                       5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Glen Jensen                              5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Pasquale Melfi                           5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Jeremy Seitz                             5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Juan Ferreira                            5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
B. Alva Schoomer                         5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Gail Morris Schoomer                     5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Emily Tong                               5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Wallace Boyack                           5,000                5,000                       -0-  Shareholder only
............................... ................ .................... ......................... ..........................
Total                               10,000,000            1,656,000                 8,344,000


     * Percentage is only indicated if greater than 1%

         None of the Selling Security Holders are broker/dealers or affiliates of broker/dealers.

         Harold Barson, our president and a Selling Security holder will be considered to be an underwriter for purposes of this offering.

         Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-The-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

                         DETERMINATION OF OFFERING PRICE

         There is no established public market for the common equity being registered. All of our outstanding shares were issued at $.001 per share. Accordingly, in determining the offering price, we selected $.01 per share which is the nearest full cent higher than the price per share paid by stockholders.

                                 DIVIDEND POLICY

         We have never paid a cash dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

                              MARKET FOR SECURITIES

         There is no public market for our common stock, and a public market may never develop. While we will seek to obtain a market maker to apply for the inclusion of our common stock in the OTCBB we may not be successful in our efforts, and owners of our common stock may not have a market in which to sell the shares. Even if the common stock were quoted in a market, there may never be substantial activity in such market and if there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

         There is no ABC common equity subject to outstanding options or warrants to purchase or securities convertible into common equity of ABC.

         The number of shares of our common stock that could be sold pursuant to Rule 144 (once we are eligible therefor) is up to 1% of 10,000,000 (i.e., 100,000 shares) each three (3) months bv each of our shareholders.

         ABC has agreed to register 1,656,000 shares of the 10,000,000 shares currently outstanding for sale by security holders.

                             SUMMARY FINANCIAL DATA

         The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

=========================== ========================== =========================
Balance Sheet Data:
-------------------                     June 30, 2004         September 30, 2004
                                        -------------         ------------------

Cash                                        $     208                 $     118
Accrued liabilities                         $  20,000                 $  22,500
Net stockholders' deficit                   $ (19,792)                $ (22,382)
=========================== ========================== =========================



Income Statement Data:


                                                                     Three Months      Three Months
                                        Year ended     Year ended  Ended September   Ended September
                                      June 30, 2004  June 30, 2003     30, 2004          30, 2003
                                      -------------  ------------- ----------------- -----------------
Revenue                               $   106,495   $      224,864 $         24,497  $         29,804
Net income (loss)                     $   (23,308)  $        2,726 $         (3,330) $         (2,755)
Weighted average number of shares
outstanding 2                           9,260,000        9,260,000       10,000,000         9,260,000
Income (loss) per share 2                  $ (.01)           $ .00           $ (.01)           $ (.01)

------------------------
2 The acquisition of ABC Funding (the "Predecessor") by ABC Funding, Inc. ("ABC") has been accounted for as a recapitalization for financial accounting purposes. Since ABC had no operations prior to the reverse merger, the financial statements of the Predecessor and ABC are being combined for all periods presented. In these financial statements, the Predecessor is the operating entity for financial reporting purposes, and the financial statements for all periods presented represent the Predecessor's financial position and results of operations. The equity of ABC is the historical equity of the Predecessor retroactively restated to reflect the number of shares issued by ABC in the transaction.

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain matters discussed in this prospectus on Form SB-2 are forward-looking statements. Such forward-looking statements contained in this prospectus involve risks and uncertainties, including statements as to:

        o our future operating results,
        o our business prospects,
        o our contractual arrangements and relationships with third parties,
        o the dependence of our future success on the general economy,
        o our possible financings, and
        o the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we "believe," "anticipate," "expect," "estimate" or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

2004 Compared to 2003

         We commenced operations on May 29, 2002.

         During the year ended June 30, 2003, we originated 60 loans. During the year ended June 30, 2004, we only originated 38 loans. Because of the limited number of mortgages that have been closed, a large individual mortgage or a small number of nonrecurring closings, may have a distortionary impact on operations. Therefore, we do not believe that period-to-period comparisons of our operating results are necessarily meaningful nor should they be relied upon as reliable indicators of future performance, thus making it difficult to accurately forecast quarterly and annual revenues and results of operations.

         Our principal expense in both periods was origination costs ($84,872 in 2004 and $180,831 in 2003) which consist primarily of commissions paid to the individual who brought or referred each customer into our business. Of these amounts, $ 19,160 in 2004 and $41,563 in 2003 were paid to our president. Expenses in 2004 include $20,000 to consultants and advisors to assist us in structuring our business.

         Revenue declined significantly from $224,864 in 2003 to $106,495 in 2004. The two principal reasons for the decline were that (i) the demand for mortgage refinancings decreased because of rate increases and the fact that many people in the area serviced by ABC who intended to refinance their mortgages had already done so and (ii) certain principal individuals serving as referral sources to us ceased doing so in December 2003 and have not been replaced. Our operations are affected by a decline in refinancings even if new home sales are at a high level because we are not licensed to refer mortgages that use many government-guaranteed loan programs. These types of mortgages are widely used by purchasers in the areas serviced by us. Our efforts and procedures used to originate new loans did not change during the period.

         We will not incur any cash obligations that we cannot satisfy with known resources which are currently limited except as hereinafter indicated. As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in "Liquidity" below. We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $75,000 per year for the next few years and will be higher if our business volume and activity increases. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensate independent contractors, although there can be no assurances that we will be successful in any of those efforts.

Three Months Ended September 30, 2004 compared to Three Months Ended September 30, 2003

         Revenue for the three month period of 2004 was $24,497 compared to $29,804 in 2003. Revenue continued the trend experienced during the fiscal year ended June 30, 2004 when revenue was substantially lower than the previous year. Slightly higher interest rates seem to have reduced the demand for mortgage refinancings. Activity for the three months ended September 30, 2004 was substantially the same as the corresponding period in 2003. Two loans closed during the first week of October 2004. If those loans had closed during the last week of September, revenue for the two periods would have been nearly identical. We have continued to seek potential business in the same manner as previously. In addition, we have been adversely affected by employee turnover in the businesses of various referral sources.

         Expenses are very similar from period to period. A substantial portion of expenses consists of fees paid to the individual who originated the loan for us. Expenses for appraisals and administration have been kept to a minimum. The largest administrative items in each period are facilities and communications expenses. There were virtually no marketing expenses during either period.

Liquidity

         As of November 30, 2004, we had $518 in cash.

         ABC does not have any credit facilities or other commitments for debt or equity beyond the amounts already borrowed. No assurances can be given that advances when needed will be available. We do not believe that we need funding to continue our present level of operations because we do not have a capital intensive business plan and our president can continue to solicit referral business from his business contacts. However, funding will be necessary for us to increase our current level of operations significantly. Private capital, if sought, will be sought from former business associates of our founder or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we may use shares to compensate employees/consultants and independent contractors wherever possible.

         ABC will pay all costs relating to this offering estimated at $68,601. This amount will be paid as and when necessary and required or otherwise accrued on the books and records of ABC until we are able to pay the full amount due either from revenues or loans from our president. Absent sufficient revenues to pay these amounts within six months of the effective date of this prospectus our president has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus. If and when loaned, the loan will be evidenced by a non-interest-bearing unsecured corporate note to be treated as a loan until repaid, if and when ABC has the financial resources to do so. A formal written arrangement exists with respect to our president's commitment to loan funds as indicated herein, and accordingly, the agreement between ABC, our president and our counsel (filed as Exhibit 10.2) is binding upon all parties.

Recent Accounting Pronouncements

         No new pronouncement issued by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission is expected to have a material impact on our reported financial position or results of operations.

Critical Accounting Policies

         The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements

         Because of our limited level of operations, we have not had to make material assumptions or estimates other than our assumption that we are a going concern.

Seasonality

         To date, we have not noted seasonality as a major impact on our business.

                                    BUSINESS

         ABC Funding, Inc. was incorporated in the state of Nevada on May 13, 2004 to be a mortgage brokerage firm succeeding the business of ABC Funding, an unincorporated business conducted by our founder since May 2002.

         We are a mortgage broker licensed in the State of Utah. As a mortgage broker, we originate or locate possible loans that we refer to lending sources to fund. We perform credit checks and obtain appraisals and title information for each prospective loan before referring it to a lending source. However, we do not fund any loans ourselves.

     We offer a broad spectrum of mortgage loan financing options including:

     o    conventional loans,

     o    jumbo loans,

     o    home equity and second mortgages,

     o    non-conforming loans, and

     o    sub-prime loans.

         Conventional loans are loans that conform to the underwriting guidelines set forth by the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation.

         Jumbo loans are considered non-conforming mortgage loans because they have a principal loan amount in excess of the loan limits set by Fannie Mae and Freddie Mac (currently $322,700 for single-family, one-unit mortgage loans in the continental United States).

         Home Equity and Second Mortgage Loans are generally secured by second liens on the related property. Home equity mortgage loans can take the form of a home equity line of credit, which generally bears an adjustable interest rate, while second mortgage loans are closed- end loans with fixed interest rates. Both types of loans are designed for borrowers with high credit-quality profiles. Some of the equity and second mortgage loans that we originate are closed in conjunction with a first mortgage. By taking a first and second mortgage to purchase a home, a customer can avoid paying mortgage insurance and may be able to qualify for a conforming loan as opposed to a jumbo loan.

         Non-Prime Mortgage Loans focus on customers whose borrowing needs are not served by traditional financial institutions. Borrowers of non-prime mortgage loans may have impaired or limited credit profiles, high levels of debt service to income, or other factors that disqualify them for conforming loans. Offering this category of mortgage loans on a limited basis allows us to provide loan products to borrowers with a variety of differing credit profiles.

Originating

         We obtain prospective customers by:

     o Availing ourselves of our founder's contacts in the real estate industry,

     o    Advertising in the print media,

     o    Telemarketing, and

     o    Participating in real estate industry functions.

We also receive repeat business from previous customers who are refinancing or buying a new home.

Processing

         We prepare a credit history for each prospective borrower.

Employment and Income - Applicants must exhibit the ability to generate income, on a regular ongoing basis, in an amount sufficient to pay the mortgage payment and any other debts the applicant may have. We consider various sources of income when determining the applicant's ability, such as:

     o    salary and wages,

     o    bonus,

     o    overtime,

     o    commissions,

     o    retirement benefits,

     o    notes receivable,

     o    interest,

     o    dividends,

     o    unemployment benefits,

     o    rental income, and

     o    other verifiable sources of income.

         The type and level of income verification and supporting documentation required may vary based upon the type of loan program selected by the applicant. For salaried applicants, evidence of employment and income is obtained through written verification of employment with the current and prior employer(s) or by obtaining a recent pay stub and W-2 form. Self-employed applicants are generally required to provide income tax returns, financial statements or other documentation to verify income.

Debt-to- Income Ratios - Generally, an applicant's monthly housing expense, including loan payment, real estate taxes, hazard insurance and homeowner association dues, if applicable, should be an acceptable debt ratio for the targeted investor program. Total fixed monthly obligations consist of housing expense plus other obligations such as car loans and credit card payments. Other areas of financial strength, such as equity in the property, large cash reserves or a history of meeting home mortgage or rental obligations are considered to be favorable compensating factors.

Credit History - An applicant's credit history is reviewed for both favorable and unfavorable occurrences. An applicant who has made payments on outstanding or previous credit obligations according to the contractual terms may be considered favorably. Items such as slow payment history, legal actions, judgments, bankruptcy, liens, foreclosure or garnishments are viewed unfavorably. In some instances, extenuating circumstances beyond the applicant's control may mitigate the effect of such unfavorable items on the credit decision.

Property - The property's market value is assessed to ensure that the property provides adequate collateral for the loan. Generally, properties are appraised by independent licensed real estate appraisers. Automated or streamlined appraisal systems may also be used to confirm property values on some loan programs.

Maximum Indebtedness to Appraised Value - Generally, the maximum amount most lenders will consider is equal to 95% of the property value. For this purpose, property value is defined as appraised value or purchase price, whichever is less. However, under certain loan programs this percentage may be exceeded. Loan amounts in excess of 80% of the appraised value generally require primary mortgage insurance to protect against foreclosure loss.

Funds for Closing - Generally, applicants are required to have sufficient funds of their own to meet the down payment requirement. A portion of the funds may come from a gift or an unsecured loan from a municipality or a nonprofit organization. Certain programs may require the applicant to also have cash reserves after closing.

Sub-Prime Loans - Generally, the same information is reviewed in the sub-prime origination process as in the prime credit quality first mortgage loan underwriting process. Borrowers who qualify generally have payment histories and debt-to-income ratios that would not satisfy Freddie Mac and Fannie Mae underwriting guidelines and may have a record of major derogatory credit items, such as outstanding judgments or prior bankruptcies. However, sub-prime credit borrowers also include individuals whose credit histories are not adverse, but who are seeking an expedited mortgage process, or persons such as the self-employed, who have difficulty verifying their income. Compensating factors may include:

     o    low loan-to value ratio,

     o    low debt-to-income ratios,

     o    stable employment, and

     o    length of time in the same residence.

Evaluation

         Based on the information assembled during the processing phase, we determine which lender or lenders are most likely to approve the prospective loan and forward the loan package to those lenders.

         We deal with the wholesale lending departments of the lending institutions to whom we refer loans. The wholesale departments offer rates that are below the rates offered by retail lenders. If the loan is approved, we charge and collect an origination fee that generally equals 3.5% of the loan.

         We refer loans to the following lending sources:

     o    Security National Mortgage,

     o    Fremont Investment & Loan,

     o    First Horizon Home Loans,

     o    World Savings,

     o    Red Hot Funding,

     o    New Century Mortgage Corporation,

     o    Countrywide Home Loans,

     o    First Magnus,

     o    First Franklin Wholesale Lending, and

     o    Wells Fargo Home Mortgage.

         We are currently licensed only in the State of Utah. However, we have affiliated with a group (Western Thrift and Loan) as an agent which effectively permits us to operate in 37 states. The terms of such affiliation, require us to pay the higher of (i) $500 or (ii) 10% of our commission on all loans originated in states outside of Utah.

Competition

         We compete with mortgage bankers, state and national banks, thrift institutions and insurance companies as well as other mortgage brokers for loan originations. Many of these organizations have substantially more financial resources, more employees and experience in the mortgage origination business and may be better known and have more customers than we do. We may also be at a disadvantage with many of our competitors because we do not have our own financing for the loans that we originate. Instead we act as a broker for our network of wholesale mortgage lending institutions.

         We strive to obtain the best rates possible for our customers in the shortest amount of time. However, no assurances can be given that we will be successful.

Employees

         At November 30, 2004, we had two fulltime employees, Harold Barson and a processor. We also had two part time loan originators. No one has an employment contract or is covered by a collective employment agreement.

Property

         We currently operate out of office space located at 9160 South 300 West, Sandy, Utah 84070. The lease covering this space is month-to-month and calls for minimum monthly rental payments of $312 plus telephone line costs which average approximately $300 per month. Our founder is a party to the lease and pays approximately 50% of the cost with ABC paying the balance.

Litigation

         We are not party to any pending, or to our knowledge, threatened litigation of any type.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         Our management consists of:


Name                      Age                  Title
-----                     ---                  -----

Harold Barson             54                   President, CEO, CFO and Chairman
Jeffrey Brown             50                   Director, Secretary and Treasurer

Harold Barson - founded our business in May 2004 to succeed ABC Funding, an unincorporated entity founded by Mr. Barson in May 2002. Since 1995, Mr. Barson has held the position of loan originator or loan officer as follows: (i) from 1995 to 1998, served as loan originator with Full Court Financial; (ii) from 1999 to September 2001, served as loan officer with New World Mortgage; and
(iii) from October 2001 through April 2002, served as loan officer with American Union Mortgage. Each of these three companies are located in the State of Utah.

Jeffrey Brown - became an officer and director in 2004. From 1973 through 2002 he was a customer service representative and manager for Larry H. Miller Ford in Salt Lake City, Utah; from January 2002 to February 2003 he was a mortgage loan processor and officer for Intermountain Mortgage Co.; and from February 2003 he has been a customer service representative for LaPoint Ford in Murray, Utah. Mr. Brown attended the University of Utah.

Possible Potential Conflicts

         No member of management is or will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they have other business interests to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his fiduciary duties to us. Currently we have only two officers and directors and are in the process of seeking to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed to.

Board of Directors

         All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. All officers are appointed annually by the board of directors and subject to any existing employment agreement serve at the discretion of the board. Currently, directors receive no compensation. The terms of the current directors continue until December 31, 2005.

Committees of the Board of Directors

         Concurrent with having sufficient members and resources, the ABC board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.

         All directors will be reimbursed by ABC for any expenses incurred in attending directors' meetings provided that ABC has the resources to pay these fees. ABC will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Stock Option Plan

         Pursuant to the May 14, 2004 board of directors approval and subsequent stockholder approval, ABC adopted our 2004 Non-Statutory Stock Option Plan (the "Plan") whereby we reserved for issuance up to 1,500,000 shares of our common stock. Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. We intend to file a Registration Statement on Form S-8 so as to register those 1,500,000 shares of common stock underlying the options in the Plan once we are eligible to do so which will be after we are subject to the 1934 Act Reporting Requirements and have filed all required reports during the preceding 12 months or such shorter period of time as required.

         As of November 30, 2004, no options have been issued under the Plan.

         As previously indicated, the board of directors, on May 14, 2004, adopted the Plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of ABC and our subsidiaries, if any. The board of directors believes that our policy of granting stock options to such persons will provide us with a potential critical advantage in attracting and retaining qualified candidates. In addition, the Plan is intended to provide us with maximum flexibility to compensate plan participants. We believe that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value. The board of directors believes that important advantages to ABC are gained by an option program such as the Plan which includes incentives for motivating our employees, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and the stockholders on the other.

         The principal terms of the Plan are summarized below; however, it is not intended to be a complete description thereof and such summary is qualified in its entirety by the actual text of the Plan, a copy of which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Summary Description of the ABC Funding Inc, Inc. 2004 Non-Statutory Stock Option Plan

         The purpose of the Plan is to provide directors, officers and employees of, as well as consultants, attorneys and advisors to, ABC and our subsidiaries, if any, with additional incentives by increasing their ownership interest in ABC. Directors, officers and other employees of ABC and our subsidiaries are eligible to participate in the Plan. Options in the form of Non-Statutory Stock Options ("NSO") may also be granted to directors who are not employed by us and consultants, attorneys and advisors to us providing valuable services to us and our subsidiaries. In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to us and/or our subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status. The Plan provides for the issuance of NSO's only, which are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, as amended. Further, NSO's have two disadvantages compared to ISO's in that recipients of NSOs must report taxable income at the time of NSO option exercise and income from NSO's is treated as compensation which is taxed at higher rates than long-term capital gains.

         Our board of directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period. Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately. Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted. No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

         The Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

        a. decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan, or

        b.   extend the NSO period, or

        c.   materially increase the benefits accruing to Plan participants, or

        d.   materially modify Plan participation eligibility requirements, or

        e.   extend the expiration date of the Plan.

         Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.


                      Equity Compensation Plan Information
                                                                                Number of securities
                                                                               remaining available for
                                                                                future issuance under
                             Number of securities to      Weighted-average        equity compensation
                             be issued upon exercise     exercise price of         plans (excluding
                             of outstanding options,    outstanding options,    securities reflected in
                              warrants and rights      warrants and rights           column (a))

      Plan category                   (a)                      (b)                       (c)
.........................................................................................................
Equity compensation plans                          -                       -                 1,500,000
approved by security
holders
.........................................................................................................
Equity compensation plans
not approved by security
holders                                            -                       -                         -
.........................................................................................................
          Total                                    -                       -                 1,500,000


Executive Compensation

         The only officer or director who received compensation in fiscal years ended June 30, 2004 and June 30, 2003 was Harold Barson, our president who received compensation of $41,563 and $19,160 in 2003 and 2004 respectively; all of which relates to origination fees for loans originated by him. No director, officer or employee has a contract or commitment to receive annual compensation in excess of $100,000. We currently have no formal written salary arrangement with our president and, while no specific annual salary or length of employment has been determined, we anticipate providing an annual salary not to exceed $100,000 commencing with the successful expansion of our business. The salary will be paid out of revenues, if any, or accrued if sufficient cash is not available to make payments. Each officer and director will be paid a negotiated percentage of profits for the loans that they originate and close. They will receive no other compensation from us until we are operating profitably.


                                                                                Long Term Compensation
                                          Annual Compensation                      Awards            Payouts
                                                                          Restricted   Securities
                        Year                                Other            Stock     Underlying     LTIP
     Name and          Ended                  Bonus         Annual         Award(s)     Options/     Payouts       All Other
Principal Position    June 30    Salary ($)    ($)     Compensation ($)       ($)       SARs (#)       ($)      Compensation ($)

Harold Barson           2004     $ -            -          $19,160             -          -             -              -
   President            2003     $ -            -          $41,563             -          -             -              -

         All amounts paid to Mr. Barson relate to origination fees for loans originated by him.


                             PRINCIPAL SHAREHOLDERS

         As of November 30, 2004, we had 10,000,000 shares of common stock outstanding which are held by 40 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or to claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of November 30, 2004; of all directors and executive officers of ABC and of our directors and officers as a group.

3 Name and Address of        4 Number of Shares
  Beneficial Owner           Beneficially Owned          Percent of Class
  ----------------           ------------------          ----------------
Harold Barson                   9,160,000                      91.60%
.................................................................................
Jeffrey Brown                     100,000                       1.00%
.................................................................................
Officers and Directors
as  a group ( 2 members)        9,260,000                      92.60%


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Harold Barson received origination and other fees aggregating $19,160 in 2004 and $41,563 in 2003 and $3,831 during the three months ended Sepember 30, 2004. In addition, a consulting firm associated with a shareholder (holding less than 1% of our outstanding common stock) is owed a fee of $20,000.


         Upon incorporation in May 2004, we issued 9,160,000 shares to our president, Harold Barson, and 100,000 shares to Jeffrey Brown, our Secretary/Treasurer and a Director, all valued at $.001 per share and all in exchange for the business of ABC Funding. (See "Business" subsection entitled "Property").

         Mr. Barson is also a party to the lease covering our office space. The payments under that lease amounted to $4,029 in 2004 and $2,089 in 2003 with ABC being required to pay 50% of such costs.

         The sole promoter of ABC is our president, Harold Barson.

                          DESCRIPTION OF CAPITAL STOCK
Introduction

         ABC is authorized to issue 24,000,000 shares of common stock and 1,000,000 shares of preferred stock.


-----------------------------

3       The address for each person is 9160 South 300 West, Sandy, Utah 84070.

4 Unless otherwise indicated, ABC believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

Preferred Stock

         ABC's certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

     Among other rights, our board of directors may determine, without further vote or action by our stockholders:

     o    the number of shares and the designation of the series;

     o whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

     o whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

     o whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

     o whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

     o the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

         We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

         There are 10,000,000 shares of common stock issued and outstanding at November 30, 2004 held by 40 shareholders. The holders of ABC's common stock:

     o have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

     o are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

     o    do  not  have  preemptive,   subscription  or  conversion  rights,  or
          redemption or access to any sinking fund; and

     o are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Authorized but Unissued Capital Stock


         One of the effects of the existence of unissued and unreserved common stock may be to enable the board of directors of ABC to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of ABC by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

         As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.


Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

          The transfer agent for our common stock will be Continental Stock Transfer and Trust Company, 18 Battery Place, New York, New York 10004. Its telephone number is 212-845-3212.

                              PLAN OF DISTRIBUTION

         The selling stockholders may offer the shares at various times in one or more of the following transactions:

     o    on any market that might develop;

     o    in transactions other than market transactions;

     o    by pledge to secure debts or other obligations;

     o (if a market should develop) in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

     o    5purchases  by  a  broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account; or

     o    in a combination of any of the above.

         Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over- the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

         The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

         Affiliates and/or promoters of ABC who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to "penny stock" restrictions.

         We will pay all expenses incident to the registration, offering and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers or agents. We also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.
------------------
5      If any of the selling shareholders enter into an agreement after the effectiveness of this registration statement to sell all or a portion of their shares in ABC to a broker-dealer as principal and the broker-dealer is acting as underwriter, ABC will file a post-effective amendment to our registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in this registration statement as required and filing the agreement as an exhibit to this registration statement.

         Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

         Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

         SEC Rule 15g-9 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

     o the basis on which the broker or dealer made the suitability determination, and

     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         This offering will terminate on the earlier of (a) the date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or (b) the date on which all shares offered by this prospectus have been sold by the selling stockholders.

State Securities - Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of Strong shares of common stock.

Limitations Imposed by Regulation M

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C.,805 Third Avenue, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 90,000 shares of our common stock.

                                     EXPERTS

         The financial statements of ABC Funding, Inc. as of June 30, 2004 and the years ended June 30, 2004 and 2003.included in this prospectus have been audited by an independent registered public accounting firm and have been so included in reliance upon the report of MantylaMcReynolds, LLC given on the authority of such firm as experts in accounting and auditing.

                          UNAUDITED INTERIM STATEMENTS

         The information for the interim periods ended September 30, 2004 and September 30, 2003 is unaudited, however it includes all adjustments considered necessary for a fair presentation of our financial condition and results of operations.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement.

         As of the date of this prospectus, ABC Funding became subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N. W., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

         You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

ABC Funding, Inc.
9160 South 300 West
Sandy, Utah 84070
801-601-2138

                                ABC FUNDING, INC.

                              FINANCIAL STATEMENTS

                                      INDEX


   Report of Independent Registered Public Accounting Firm..................F-2

   Balance Sheet............................................................F-3

   Statements of Operations.................................................F-4

   Statement of Stockholders' Deficit.......................................F-5

   Statements of Cash Flows.................................................F-6

   Notes to the Financial Statements........................................F-7

   Unaudited Interim Financial Statements...................................F-15

                              FINANCIAL STATEMENTS

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
ABC Funding, Inc.
Salt Lake City, Utah

We have audited the accompanying balance sheet of ABC Funding, Inc. as of June 30, 2004 and the related statements of operations, stockholders' deficit and cash flows for the years ended June 30, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ABC Funding, Inc. as of June 30, 2004 and the results of its operations and its cash flows for the years ended June 30, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.




Mantyla McReynolds
Salt Lake City, Utah
October 7, 2004

                                ABC FUNDING, INC.

                                  Balance Sheet
                                  June 30, 2004



                                     ASSETS

CURRENT ASSETS:
Cash                                                       $                208
                                                           ---------------------
Total Current Assets                                                        208
                                                           ---------------------

TOTAL ASSETS                                               $                208
                                                           =====================


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accrued expenses                                           $             20,000
                                                           ---------------------
Total Current Liabilities                                                20,000
                                                           ---------------------

STOCKHOLDERS' DEFICIT:
Preferred  stock  at  $0.001  par  value; 1,000,000
 shares authorized, -0- outstanding                                           -
Common  stock  at  $0.001  par  value; authorized
 24,000,000 shares; 9,260,000 shares issued and
 outstanding                                                              9,260
Accumulated deficit                                                     (29,052)
                                                           ---------------------
Stockholders' deficit                                                   (19,792)
                                                           ---------------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                $                208
                                                           =====================



   The accompanying notes are an integral part of these financial statements.

                                ABC FUNDING, INC.

                            Statements of Operations
                   For the Years Ended June 30, 2004 and 2003




                                                     2004                  2003
                                    ----------------------  --------------------

Commission Revenue                  $             106,495   $           224,864
                                    ----------------------  --------------------

Costs and Expenses:
Origination                                        84,872               180,831
Appraisals                                          9,056                18,370
Selling and administrative                         35,477                14,357
Other                                                 398                 8,580
                                    ----------------------  --------------------
Total                                             129,803               222,138
                                    ----------------------  --------------------

Net Income (Loss)                   $            (23,308)   $             2,726
                                    ======================  ====================

Pro Forma:
Income (loss)                       $            (23,308)   $             2,726
Pro forma income tax (benefit)                    (8,857)                   954
                                    ----------------------  --------------------
Pro forma net income (loss)         $            (14,451)   $             1,772
                                    ======================  ====================


Basic and diluted loss per share                  $ (.01)                 $ .00
                                    ======================  ====================

Weighted average number of common
shares outstanding                             9,260,000              9,260,000
                                    ======================  ====================






   The accompanying notes are an integral part of these financial statements.

                                ABC FUNDING, INC.



                       Statement of Stockholders' Deficit







                                             Common Stock            Additional        Retained
                                      ---------------------------       Paid-in        Earnings
                                            Shares        Amount        Capital       (Deficit)
                                      ------------- ------------- -------------- ---------------
Common stock issued for acquisition
    of ABC Funding at $0.001 per
    share on May 13, 2004                9,260,000  $      9,260  $           -  $       (9,260)

Results of operations from May 29,
    2002 (inception) to June 30,
    2002                                         -             -              -             790

Net income for the year ended June
    30, 2003                                     -             -              -           2,726
                                      ------------- ------------- -------------- ---------------

Balance, June 30, 2003                   9,260,000         9,260              -          (5,744)

Net loss for the year ended June
    30, 2004                                     -             -              -         (23,308)
                                      ------------- ------------- -------------- ---------------

Balance, June 30, 2004                   9,260,000         9,260              -         (29,052)
                                      ============= ============= ============== ===============





   The accompanying notes are an integral part of these financial statements.

                                ABC FUNDING, INC.

                            Statements of Cash Flows
                   For the Years Ended June 30, 2004 and 2003



                                                             2004                 2003
                                                        --------------      ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)                                       $     (23,308)      $        2,726
Increase in accrued expenses                                   20,000                    -
                                                        --------------      ---------------
Net Cash Provided (Used) by Operating Activities               (3,308)               2,726
                                                        --------------      ---------------

CASH FLOWS FROM INVESTING ACTIVITIES                                -                    -
                                                        --------------      ---------------

CASH FLOWS FROM FINANCING ACTIVITIES                                -                    -
                                                        --------------      ---------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:              (3,308)               2,726

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD
                                                                3,516                  790
                                                        --------------      ---------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD              $         208       $        3,516
                                                        ==============      ===============


SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES:
Cash Paid For:
Interest                                                $           -       $            -
                                                        ==============      ===============
Income taxes                                            $           -       $            -
                                                        ==============      ===============

  The accompanying notes are an integral part of these financial statements.

                                ABC FUNDING, INC.

                        Notes to the Financial Statements
                                  June 30, 2004

NOTE 1 -        ORGANIZATION

         ABC Funding, Inc. (the "Company") was incorporated under the laws of the State of Nevada on May 13, 2004 to succeed ABC Funding, an unincorporated entity controlled and operated by the founder of the Company since May 2002. The Company will function as a mortgage broker operating in the state of Utah.

         The acquisition of ABC Funding (the "Predecessor") by ABC Funding, Inc. ("ABC") has been accounted for as a recapitalization for financial accounting purposes. Since ABC had no operations prior to the reverse merger, the financial statements of the Predecessor and ABC are being combined for all periods presented. In these financial statements, the Predecessor is the operating entity for financial reporting purposes, and the financial statements for all periods presented represent the Predecessor's financial position and results of operations. The equity of ABC is the historical equity of the Predecessor retroactively restated to reflect the number of shares issued by ABC in the transaction.

NOTE 2 -        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                a.  Accounting Method

                The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on June 30.

                b.  Provision for Taxes

                The Company will account for income taxes using the asset and liability method. Under this method, income taxes are provided for amounts currently payable and for amounts deferred as tax assets and liabilities based on differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred income taxes are measured using the enacted tax rates that are assumed will be in effect when the differences reverse.

                The operating results prior to May 13, 2004 related ABC Funding and were included in the tax return of the Company's founder. The Company is not entitled to the potential benefit of any of those losses.

                The pro forma amounts included on the accompanying Statements of Operations reflect the provision for income tax which would have been recorded if the Company had been incorporated as of the beginning of the first date presented.

                c.  Cash Equivalents

                The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                d.  Estimates

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                e.  Basic Loss Per Common Share

                Basic loss per common share has been calculated based on the weighted average number of shares outstanding assuming that the Company incorporated as of the beginning of the first period presented.

                f.  Impact Of New Accounting Standards

                In December 2003, the FASB revised SFAS No. 132, "Employers' Disclosures about Pensions and other Postretirement Benefits," ("SFAS No. 132") establishing additional annual disclosures about plan assets, investment strategy, measurement date, plan obligations and cash flows.

                In addition, the revised standard established interim disclosure requirements related to the net periodic benefit cost recognized and contributions paid or expected to be paid during the current fiscal year. The new annual disclosures are effective for financial statements with fiscal years ending after December 15, 2003 and the interim- period disclosures are effective for interim periods beginning after December 15, 2003. The Company will adopt the annual disclosures for its fiscal year ending December 31, 2004 and the interim disclosures for its fiscal quarter ending March 31, 2004. The adoption of the revised SFAS No. 132 will have no impact on the Company's results of operation or financial condition.

                In March 2004, the Financial Accounting Standards Board published an Exposure Draft Share-Based Payment, an Amendment of FASB Statements No. 123 and 95. The proposed change in accounting would replace existing requirements under SFAS 123, Accounting for Stock-Based Compensation, and APB Opinion No 25, Accounting for Stock Issued to Employees. Under this proposal, all forms of share-based payments to employees, including employee stock options, would be treated the same as other forms of compensation by recognizing the related cost in the income statement. The expense of the award would generally be measured at fair value at the grant date. Current accounting guidance requires that the expense relating to so-called fixed plan employee stock options only be disclosed in the footnotes to the financial statements. The comment period for the exposure draft ended June 30, 2004.

                g.   Revenue Recognition

                The Company recognizes revenues in accordance with the Securities and Exchange Commission Staff Accounting Bulletin
                (SAB) number 104, Revenue Recognition. SAB 104 clarifies application of U. S. generally accepted accounting principles with respect to revenue transactions. The Company recognizes commission revenue on the date that the loan to which the commission relates closes. The Company records an account receivable for revenue earned but net yet collected. An allowance for bad debt has been provided based on estimated losses. For revenue received in advance of services, the Company records a current liability classified as either deferred revenue or customer deposits.

                h.   Stock Options and Warrants

                As permitted by Statement of Financial Accounting Standards No. 123 Accounting for Stock based Compensation ("SFAS No. 123"), the Company has elected to measure and record compensation cost relative to employee stock option and warrant costs in accordance with Accounting Principles Board (`APB") Opinion 25, Accounting for Stock Issued to Employees, and related Interpretations and will make pro forma disclosures of net income and earnings per share as if the fair value method of valuing stock options and warrants had been applied. Under APB Opinion 25. compensation cost is recognized for stock options and warrants granted to employees when the option or warrant price is less than the market price of the underlying common stock on the date of grant. In addition, the Company will provide pro forma disclosure of stock-based compensation, as measured under the fair value requirements of SFAS No. 123, Accounting for Stock-Based Compensation. These pro forma disclosures will be provided as required under SFAS No 148, Accounting for Stock-Based Compensation.

                Transition and Disclosure.

                Options and warrants issued to individuals other than employees or directors will be accounted for in accordance with SFAS No.123 which requires recognition of compensation expense for grants of stock, stock options, and other equity instruments over the vesting periods of such grants, based on the estimated grant-date fair values of those grants.


NOTE 3 - SHAREHOLDERS' DEFICIT


Preferred Stock

         The Company's certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its board of directors. Accordingly, the Company's board of directors is empowered, without stockholder approval, to issue shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock.

         The Board of Directors is authorized to determine:

     o    the number of shares and the designation of the series;

     o whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

     o whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

     o whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

     o whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

     o the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

         The Company has no shares of preferred stock issued or outstanding.

Common Stock and Subsequent Events

         On May 13, 2004, the Board of Directors issued 9,260,000 shares of common stock (of which 9,160,000 were issued to Harold Barson, the President, and 100,000 were issued to Jeffrey Brown, a Director) for the acquisition of ABC Funding valued at $.001 per share ($9,260). In July 2004, the Company sold 740,000 shares of its common stock for $740 or $.001 per share.

         The holders of the Company's common stock:

     o Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

     o Are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

     o    Do  not  have  preemptive,   subscription  or  conversion  rights,  or
          redemption or access to any sinking fund; and

     o Are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Stock Option Plan

         Pursuant to a May 14, 2004 Board of Directors approval and subsequent stockholder approval, the Company adopted its 2004 Non-Statutory Stock Option Plan (the "Plan") whereby it reserved for issuance up to 1,500,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, consultants, attorneys and advisors to the Company and its subsidiaries with additional incentives by increasing their ownership interest in the Company. Directors, officers and other employees of the Company and its subsidiaries are eligible to participate in the Plan. Options in the form of Non-Statutory Stock Options ("NSO") may also be granted to directors who are not employed by the Company and consultants, attorneys and advisors to the Company providing valuable services to the Company and its subsidiaries. In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to the Company and/or its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status. The Plan provides for the issuance of NSO's only, which are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, as amended.

         The Board of Directors of the Company or a Compensation Committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period. Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and
(c) if such termination is for cause (as determined by the Board of Directors and/or Compensation Committee), such options shall terminate immediately. Unless otherwise determined by the Board of Directors or Compensation Committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted. No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999. The Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would (a) increase the total number of shares reserved for the purposes of the Plan or decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan or (b) extend the NSO period or (c) materially increase the benefits accruing to Plan participants or (d) materially modify Plan participation eligibility requirements or (e) extend the expiration date of the Plan. Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

         As of June 30, 2004, there are no outstanding options or warrants.

NOTE 4 - RELATED PARTY TRANSACTIONS

         The Company's president received origination and other fees aggregating $19,160 in 2004 and $41,563 in 2003. In addition, a consulting firm associated with a shareholder (holding less than 1% of the Company's outstanding common stock) is owed a fee of $20,000.

         The Company's President is also a party to the lease covering our office space. The payments under that lease amounted to $4,029 in 2004 and $2,089 in 2003, respectively.

NOTE 5 - CONCENTRATIONS

         The Company is currently dependent on ten mortgage lender relationships to fund the mortgage loans that it originates. The Company functions as a broker and does not fund any loans with its own resources. The lenders with which the Company deals are under no obligation to continue their relationships or make a loan to any potential borrower who is presented to them by the Company. The Company's reliance on this group of lenders makes its origination volume more susceptible to changes in the rates, services and products such lenders offer. The loss of its relationship with any of these lenders, or the failure of these lenders to offer competitive terms, could have a material adverse impact on the Company's ability to attract borrowers and close loans which could cause the value of an investment in the shares of ABC Funding, Inc. to decline or become worthless.

                                ABC FUNDING, INC.

                                  Balance Sheet
                               September 30, 2004
                                   (Unaudited)



                                     ASSETS

CURRENT ASSETS:
Cash                                                       $                118
                                                           ---------------------
Total Current Assets                                                        118
                                                           ---------------------

TOTAL ASSETS                                               $                118
                                                           =====================

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accrued expenses                                           $             22,500
                                                           ---------------------
Total Current Liabilities                                                22,500
                                                           ---------------------

STOCKHOLDERS' DEFICIT:
Preferred stock at $0.001 par value; 1,000,000 shares
    authorized, -0- outstanding                                               -
Common stock at $0.001 par value; authorized 24,000,000
    shares; 10,000,000 shares issued and outstanding                     10,000
Accumulated deficit                                                     (32,382)
                                                           ---------------------
Stockholders' deficit                                                   (22,382)
                                                           ---------------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                $                118
                                                           =====================


   The accompanying notes are an integral part of these financial statements.

                                ABC FUNDING, INC.

                            Statements of Operations
             For the Three Months Ended September 30, 2004 and 2003
                                   (Unaudited)

                                          2004                      2003
                                   --------------------     --------------------

Commission Revenue                 $            24,497      $            29,804
                                   --------------------     --------------------


Costs and Expenses:
Origination                                     20,776                   23,833
Appraisals                                       1,850                    2,742
Selling and administrative                       5,201                    5,984
                                   --------------------     --------------------
Total                                           27,827                   32,559
                                   --------------------     --------------------

Net (Loss)                         $            (3,330)     $            (2,755)
                                   ====================     ====================

Basic and diluted loss per share                $ (.01)                  $ (.01)
                                   ====================     ====================
Weighted average number of
 common shares outstanding                  10,000,000                9,260,000
                                   ====================     ====================






   The accompanying notes are an integral part of these financial statements.

                                ABC FUNDING, INC.

                            Statements of Cash Flows
             For the Three Months Ended September 30, 2004 and 2003
                                   (Unaudited)


                                                          2004               2003
                                                   -----------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (Loss)                                         $         (3,330)  $         (2,755)
Increase in accrued expenses                                  2,500                  -
                                                   -----------------  -----------------

Net Cash Provided (Used) by Operating Activities               (830)            (2,755)
                                                   -----------------  -----------------

CASH FLOWS FROM INVESTING ACTIVITIES                              -                  -
                                                   -----------------  -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock                                        740                  -
                                                   -----------------  -----------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:               (90)            (2,755)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                208              3,516
                                                   -----------------  -----------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD         $            118   $            761
                                                   =================  =================

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES:
Cash Paid For:
Interest                                           $              -   $              -
                                                   =================  =================

Income taxes                                       $              -   $              -
                                                   =================  =================

   The accompanying notes are an integral part of these financial statements.

                                ABC FUNDING, INC.

                        Notes to the Financial Statements
                               September 30, 2004
                                   (Unaudited)

1.       Basis of Presentation

         The accompanying interim condensed financial statements for the three-month periods ended September 30, 2004 and 2003 are unaudited and include all adjustments considered necessary by Management for a fair presentation. The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year. These condensed financial statements should be read in conjunction with the information filed as part of the Company's Registration Statement on Form SB-2, of which this Prospectus is a part.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.


2.         Common Stock Issuance

         In July 2004, the Company issued 740,000 shares of its common stock to various parties valued at $740 or $.001 per share.

         This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

         No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

         The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

         Until ________ , 2005 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,656,000 Shares
ABC Funding, Inc.
Common Stock
PROSPECTUS
December      , 2004

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY............................................................1
RISK FACTORS..................................................................2
USE OF PROCEEDS..............................................................10
SELLING STOCKHOLDERS.........................................................10
DETERMINATION OF OFFERING PRICE..............................................12
DIVIDEND POLICY..............................................................12
MARKET FOR SECURITIES........................................................12
SUMMARY FINANCIAL DATA.......................................................13
NOTE REGARDING FORWARD-LOOKING STATEMENTS....................................13
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................14
BUSINESS.....................................................................17
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.................22
PRINCIPAL SHAREHOLDERS.......................................................26
CERTAIN TRANSACTIONS.........................................................27
DESCRIPTION OF CAPITAL STOCK.................................................27
PLAN OF DISTRIBUTION.........................................................30
LEGAL MATTERS................................................................33
EXPERTS......................................................................33
UNAUDITED INTERIM STATEMENTS.................................................38
WHERE YOU CAN FIND MORE INFORMATION..........................................34

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company has a provision in Certificate of Incorporation providing for indemnification of its officers and directors as follows.

                  The corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.751 or any other law then in effect or as it may hereafter be amended.

                  The corporation shall indemnify each present and future director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed, or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

                  The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the director's of officer's acts or omission involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee                              $                     1.00
NASD Filing Fee                                                       100.00
*Accounting fees and expenses                                      10,000.00
*Legal fees and expenses                                           50,000.00
*Transfer Agent fees                                                2,500.00
*Blue Sky fees and expenses                                         3,500.00
*Miscellaneous expenses                                             2,500.00
                                                  ---------------------------
Total                                             $                68,601.00
                                                  ===========================

     *Indicates expenses that have been estimated for filing purposes.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         During the three years preceding the filing of this Form SB-2, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

         On May 13, 2004, 9,160,000 shares of common stock were issued to the Company's president and 100,000 were issued to its secretary/treasurer. These 9,260,000 shares were issued at $.001 per share for acquisition of ABC Funding. An additional 740,000 shares were issued to 38 additional shareholders at $.001 per share for $740 in cash. These individuals had an opportunity to ask questions of and receive answers from executive officers of Registrant and were provided with access to Registrant's documents and records in order to verify the information provided. Each of these 38 shareholders who was not an accredited investor either alone or with his purchaser representative(s), if any, represented that he had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment, and the Issuer had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description. All transactions were negotiated in face-to-face or telephone discussions between executives of Registrant and the individual purchaser, each of whom, or their respective representative, indicated that they met the definition of "sophisticated" investor as defined in Regulation D and ABC has made a determination that each of such investors are "sophisticated investors". Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with ABC. No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend, and stop transfer instructions are noted on the stock transfer records of the Registrant.

         The foregoing issuances of securities were effected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, as amended.

ITEM 27. EXHIBITS.

            3.1      Articles of Incorporation
            3.2      By-Laws
            5.1      Opinion of Gary B. Wolff, P.C.
           10.1      2004 Non-Statutory Stock Option Plan
           10.2      Agreement between ABC, its president and its counsel
           23.1      Consent of MantylaMcReynolds, LLC
           23.2      Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)

The exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 28. UNDERTAKINGS.

The Registrant undertakes:

1        Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1           To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

   (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

   (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

   (iii) Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

   (iv) Include any additional or changed material information on the plan of distribution.

2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. Request For Acceleration of Effective Date. If the small business issuer Registrant requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act it shall include the following:

             "Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable."

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sandy, Utah on the 6th day of December, 2004.

                                             ABC Funding, Inc.




                                     By: /s/ Harold Barson
                                             -----------------------------------
                                             Harold Barson, Principal Executive,
                                             Financial and Accounting Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



Signature                   Title                             Date

/s/ Harold Barson           Principal Executive, Financial    December 6, 2004
-----------------------     and Accounting Officer
Harold Barson


/s/ Jeffrey Brown           Secretary, Treasurer and          December 6, 2004
-----------------------     Director
Jeffrey Brown